Exhibit 5

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                      REGISTRATION RIGHTS AGREEMENT

                              by and between



                          CHINA.COM CORPORATION

                                   and

                           AMERICA ONLINE, INC.

















Dated:  June 8, 1999


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                      REGISTRATION RIGHTS AGREEMENT

          AGREEMENT, dated as of June 8, 1999, by and between CHINA.COM CORPORATION (the "Issuer"), a corporation organized and existing under the laws of the Cayman Islands, and AMERICA ONLINE, INC. (the
"Subscriber"), a corporation organized and existing under the laws of the State of Delaware, U.S.A.

          WHEREAS, simultaneously with the execution and delivery of this Agreement, the Subscriber is entering into a subscription agreement ("Subscription Agreement"), between the Issuer and the Subscriber with respect to the purchase of ten percent (10%) of the Issuer's Class A common shares (the "Class A Shares"), par value US$0.001 per share, on a fully diluted basis;

          WHEREAS, simultaneously with the execution and delivery of this Agreement, the Issuer has granted to the Subscriber certain warrants with respect to the purchase of additional Class A Shares on a fully diluted basis; and

          WHEREAS, pursuant to the terms of the Subscription Agreement and this Agreement, the Issuer wishes to extend registration rights to the Subscriber with respect to the public offering of Class A Shares pursuant to registration statements filed by the Issuer with the Commission (as defined below).

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                ARTICLE I

          SECTION 1.1 Definitions. The following terms, as used herein, have the following meanings:

          "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under common control with such Person. For the purposes of this definition, "control" when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing,

          "Commission" means the United States Securities and Exchange
Commission.

          "Effective Demand Registration" means a registration statement that has been declared or ordered effective in accordance with the rules of the Commission with respect to the Requested Registration.

          "Effective IPO Registration" means the registration statement that has been declared or ordered effective in accordance with the rule of the Commission with respect to the initial public offering of the Class A Shares.

          "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

          "Initial Public Offering" means the first time a registration statement filed by the Issuer under the Securities Act in respect of a firm commitment underwritten public offering of Class A Shares is declared effective by the Commission and the sale of Class A Shares by the Issuer in such offering is consummated (other than a registration statement filed on Form F-4 or Form S-8, or any successor form thereto, with respect to the issuance of Class A Shares granted or to be granted to employees or directors of the Issuer).

          "Person" means an individual or a corporation, partnership, association, trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Piggy-Back Registration" means a Piggy-Back Registration as defined in Section 2.1.

          "Registrable Securities" means any Class A Shares held by the Subscriber until (i) a registration statement covering such Class A Shares has been declared effective by the Commission and such Class A Shares have been disposed of pursuant to such effective registration statement, (ii) such Class A Shares are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met or under which they may be sold pursuant to Rule 144(k) or (iii) such Class A Shares have been otherwise transferred and may be resold otherwise than pursuant to Section 4 of the Securities Act without subsequent registration under the Securities Act.

          "Registration Rights" means the registration rights applicable to the Registrable Securities on the terms set forth herein.

          "Requested Registration" means the registration of Registrable Securities pursuant to Section 2.1 herein.

          "Securities Act" means the United States Securities Act of 1933, as amended.

          "Underwriter" means a securities dealer who purchases any Registrable Securities as principal and not as part of such dealer's market-making activities.

                                ARTICLE II

          SECTION 2.1. Registration Rights. (a) Registration Request. At any time after the completion of the IPO Registration, the Subscriber shall be entitled to a single, one-time request of the Issuer, in writing, to effect the registration under the Securities Act of all or part of the Subscriber's Registrable Securities by specifying the number of Registrable Securities to be registered and the intended method of disposition thereof. The Issuer will promptly give written notice (a "Notice of Requested Registration") of such request to all other holders of Registrable Securities, and thereupon will use its best efforts to effect the registration under the Securities Act of

              (i) the Registrable Securities which the Issuer has been so requested to register by the Subscriber, and


             (ii) all other Registrable Securities the holders of which have made written requests to the Issuer for registration thereof within
       (30) days after the giving of the Notice of Requested Registration (which requests shall specify the intended method of disposition thereof),

all to the extent requisite to permit the disposition (in accordance with the intended methods thereof) of the Registrable Securities so to be registered. Notwithstanding the foregoing, the Issuer may postpone taking action with respect to a Requested Registration for a reasonable period of time after receipt of the original request (not exceeding one hundred eighty (180) days) if, in the good faith opinion of the Issuer's Board of Directors, effecting the registration would adversely affect a material financing, acquisition, disposition of assets or stock, merger or other comparable transaction or would require the Issuer to make public disclosure of information the public disclosure of which would have a material adverse effect upon the Issuer. Subject to Section 2.3, the Issuer may include in such registration other securities of the same class as the Registrable Securities for sale for its own account or for the account of any other Person.

          (b) Limitations on Requested Registration. Notwithstanding anything herein to the contrary, the Issuer shall not be required to honor a Subscriber's request for a Requested Registration if:

               (i) the Subscriber's Requested Registration has resulted in an Effective Registration;

               (ii) such request is received by the Issuer less than 180 days following the effective date of any previous registration statement filed in connection with a Piggyback Registration, regardless of whether any holder of Registrable Securities exercised its rights under this Agreement with respect to such registration, unless participation in such previous registration was reduced pursuant to Section 2.3 whereby the number of Registrable Securities actually included in such registration was not at least fifty percent (50%) of the number of Registrable Securities requested to be included in such registration.

          (c) Preemption of Requested Registration. Notwithstanding anything to the contrary contained herein, at any time within sixty (60) days after receiving a written request for a Requested Registration, the Issuer may elect to effect an underwritten primary registration in lieu of the Requested Registration if the Issuer's Board of Directors believes that such primary registration would be in the best interests of the Issuer or if the managing Underwriter for the Requested Registration advises the Issuer in writing that in its opinion, in order to sell the Registrable Securities to be sold, the Issuer should include its own securities. If the Issuer so elects to effect a primary registration, the Issuer shall give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and shall afford the Subscriber of the Registrable Securities rights contained in
Section 2.2 with respect to Piggyback Registrations. In the event that the Issuer so elects to effect a primary registration after receiving a request for a Requested Registration, the requests for a Requested Registration shall be deemed to have been withdrawn and the Issuer shall pay all Registration Expenses (as defined below) in accordance with
Section 3.1.

          SECTION 2.2. Piggy-Back Registration. If (but without obligation to do so) at any time the Issuer proposes to file a registration statement under the Securities Act with respect to an offering by the Issuer for its own account or for the account of any holder of the Class A Shares (other than a registration statement on Form F-4 or S-8, or any successor form that may be adopted by the Commission, or a registration statement filed in connection with an exchange offer or offering of securities solely to the Issuer's existing securityholders), then the Issuer shall give written notice of such proposed filing to the Subscriber as soon as practicable (but in no event less than 20 days before the anticipated filing date), and such notice shall offer the Subscriber the opportunity to register such number of Class A Shares of Registrable Securities as the Subscriber may request (a "Piggy-Back Registration"). Upon written request of the Subscriber given within 10 days after delivery of such notice, the Issuer shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested by the Subscriber to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the Issuer included in such offering.

          SECTION 2.3. Reduction of Offering. Notwithstanding anything contained herein, if the managing Underwriter or Underwriters of an offering described in Section 2.1 or Section 2.2 shall deliver written advice to the Subscriber of the Registrable Securities proposed to be included in such offering that (i) the size of the offering that the Subscriber, the Issuer and other Persons, if any, participating in such offering intend to make or (ii) the type of securities that the Subscriber, the Issuer and such other Persons intend to include in such offering are such that the success of such offering would be materially and adversely affected by inclusion of the Registrable Securities requested to be included, then (A) if the size of the offering is the basis of such managing Underwriter's or Underwriters' advice, the amount of securities to be offered for the respective accounts of the Subscribers and such other Persons shall be reduced pro rata (according to the amount of Registrable Securities and other securities proposed to be included in such registration) to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing Underwriter or Underwriters; provided that no such reduction shall affect the amount of securities to be sold by the Issuer on a primary basis pursuant to such registration; and provided further that if securities are being offered for the account of Persons not contractually entitled to registration, then the amount of securities to be offered for the account of Persons contractually entitled to registration (including, without limitation, the Subscriber) shall be reduced only after the amount of securities to be offered on account of Persons not contractually entitled to registration is reduced by an amount equal to the total amount of all securities to be offered by Persons not contractually entitled to registration; and (B) if the type of securities to be offered is the basis of such managing Underwriter's or Underwriters' advice, then (x) the Registrable Securities to be included in such offering shall be reduced as described in clause (A) above (subject to the provisos in clause (A)) or, (y) if the actions described in clause (x) would, in the judgment of the managing Underwriter or Underwriters, be insufficient to substantially eliminate the adverse effect that inclusion of the Registrable Securities requested to be included would have on such offering, such Registrable Securities will be excluded from such offering.

          SECTION 2.4. Termination. (a) The Registration Rights described in Section 2.1 shall terminate upon the occurrence of an Effective Demand Registration.

          (b) The Registration Rights described in Section 2.2 shall terminate upon the earlier to occur of (i) the date on which the Subscriber's equity interest in the Issuer falls below five percent (5%), or (ii) the date on which the conditions of Rule 144(k) under the Securities Act are satisfied with respect to the Subscriber.

                               ARTICLE III

          SECTION 3.1 Registration Expenses. In connection with the inclusion of any Registrable Securities of the Subscriber in any registration statement filed pursuant to Section 2 hereof, the Issuer shall pay the following registration expenses incurred in connection



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therewith (the "Registration Expenses"):  (i) all registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, (iv) internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) the fees and expenses incurred in connection with the listing or quotation of the Registrable Securities, (vi) reasonable fees and disbursements of counsel for the Issuer (which counsel shall also act as counsel to the Subscriber in connection with such registration) and customary fees and expenses for independent certified public accountants retained by the Issuer and (vii) the reasonable fees and expenses of any special experts retained by the Issuer in connection with such registration. Except as provided in Section 2.1(c), the Issuer shall have no obligation to pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities, any fees of separate counsel or any other advisor of the Subscriber, or any out-of-pocket expenses of the Subscriber (or the agents who manage their accounts).

          SECTION 3.2 Further Obligations of the Issuer. In connection with the inclusion of any Registrable Securities of the Subscriber in any registration statement filed pursuant to Article II hereof, the Issuer shall:

          (a) furnish to the Subscriber such number of copies of the related prospectus, including any preliminary prospectus, relating to such Registrable Securities as the Subscriber may reasonably request;

          (b) promptly notify the Subscriber, at any time when a prospectus relating to such Registrable Securities is required to be delivered under the Securities Act and the rules and regulations of the Commission thereunder, of any event as a result of which the prospectus included in the registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

          (c) furnish to the Subscriber written notice of the initiation and completion of each registration of any class of the Issuer's common or preferred stock pursuant to any registration statement filed pursuant to Article II hereof;

          (d) prepare and file with the Commission such amendments and supplements to any registration statement filed pursuant to Article II hereof; and

          (e) furnish to the Subscriber, as soon as practicable, after the end of the 12 month period beginning at the end of the fiscal quarter of the Issuer during which the "effective date" (as defined in Rule 158 under the Securities Act or any successor rule or regulation) of any registration statement filed pursuant to Article II hereof occurs, an earnings statement (which need not be audited) of the Issuer, covering such 12 month period, which shall satisfy the provisions of Section 11(a) of the Securities Act or Rule 158 thereunder.

                                ARTICLE IV

          SECTION 4.1. Indemnification by the Issuer. The Issuer agrees to indemnify and hold harmless the Subscriber, its officers, directors and agents, and each Person, if any, who controls such Subscriber within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Issuer shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Issuer by the Subscriber or on the Subscriber's behalf expressly for use therein. The Issuer also agrees to indemnify each Underwriter of the Registrable Securities, their officers and directors and each person who controls such Underwriter on substantially the same basis as that of the indemnification of the Subscriber provided in this Section 4.1.

          SECTION 4.2 Indemnification by the Subscriber. The Subscriber agrees to indemnify and hold harmless the Issuer, its officers, directors and agents and each Person, if any, who controls the Issuer within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Issuer to the Subscriber, but only with reference to information related to the Subscriber furnished in writing by the Subscriber or on the Subscriber's behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. In case any action or proceeding shall be brought against the Issuer or its officers, directors or agents or any such controlling person, in respect of which indemnity may be sought against the Subscriber, the Subscriber shall have the rights and duties given to the Issuer, and the Issuer or its officers, directors or agents or such controlling person shall have the rights and duties given to the Subscriber, by the preceding paragraph. The Subscriber also agrees to indemnify and hold harmless each Underwriter of the Registrable Securities, its officers and directors and each person who controls such Underwriter on substantially the same basis as that of the indemnification of the Issuer provided in this Section 4.2.

          SECTION 4.3. Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2, such person (an "Indemnified Party") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Party") in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of with any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

          SECTION 4.4. Contribution. If the indemnification provided for in this Article IV is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) as between the Issuer and the Subscriber on the one hand and the Underwriters, if any, on the other, in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Subscriber on the one hand and the Underwriters on the other from the offering of the Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Issuer and the Subscriber on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations and (ii) as between the Issuer on the one hand and the Subscriber on the other, in such proportion as is appropriate to reflect the relative fault of the Issuer and of the Subscriber in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Issuer and the Subscriber on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Issuer and the Subscriber bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Issuer and the Subscriber on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer and the Subscriber or by the Underwriters. The relative fault of the Issuer on the one hand and of the Subscriber on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Issuer and the Subscriber agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation (even if the Underwriters, if any, were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Class A Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and the Subscriber shall not be required to contribute any amount in excess of the amount by which the total price at which the Class A Shares of the Subscriber were offered to the public exceeds the amount of any damages which the Subscriber has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Subscriber's obligations to contribute pursuant to this Section 4.4 are several in proportion to the proceeds of the offering received by the Subscriber to the total proceeds of the offering and not joint.

          SECTION 4.5. Conflict. Notwithstanding anything contained in this Article IV, to the extent that the provisions on indemnification and contribution contained in any underwriting or similar agreement entered into connection with an underwritten public offering in which Registrable Securities are being sold are in conflict with the foregoing provisions, the provisions in the underwriting or similar agreement shall control.

                                ARTICLE V

          SECTION 5.1. Participation in Underwritten Registrations. No Person may participate in any underwritten registration hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Issuer and
(b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Agreement.

          SECTION 5.2 Rule 144. The Issuer covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act and that it will take such further action as the Subscriber may reasonably request, all to the extent required from time to time to enable the Subscriber to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of the Subscriber, the Issuer will deliver to the Subscriber a written statement as to whether it has complied with such requirements.

          SECTION 5.3. Holdback Agreements. (a) Restrictions on Public Sale by the Subscriber. To the extent not inconsistent with applicable law, the Subscriber whose securities are included in a registration statement agrees not to effect any public sale or distribution of the issue being registered or a similar security of the Issuer, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act, during the 30 days prior to, and during the 180-day period beginning on, the effective date of such registration statement (except as part of such registration), if and to the extent requested by the Issuer in the case of a non-underwritten public offering or if and to the extent requested by the managing Underwriter or Underwriters in the case of an underwritten public offering.

          (b)  Restrictions on Public Sale by the Issuer and
Others. The Issuer and its Affiliates agree (i) if the Subscriber exercises the registration rights set forth in this Agreement with respect to any registration statement filed by the Issuer not to effect any public sale or distribution of any securities similar to those being registered in accordance with Section 2.1 or Section 2.2 hereof, or any securities convertible into or exchangeable or exercisable for such securities, during the 30 days prior to, and during the 180-day period beginning on, the effective date of any registration statement (except as part of such registration) or the commencement of a public distribution of Registrable Securities if and to the extent requested by the managing

Underwriter or Underwriters in the case of an underwritten public offering or other public distribution; and (ii) that any agreement entered into after the date of the agreement pursuant to which the Issuer issues or agrees to issue any privately placed securities shall contain a provision under which holders of such securities agree not to effect any public sale or distribution of any such securities during the periods described in (i) above, in each case including a sale pursuant to Rule 144 under the Securities Act (except as part of any such registration, if permitted); provided, however, that the provisions of this paragraph (b) shall not prevent the conversion or exchange of any securities pursuant to their terms into or for other securities.

          SECTION 5.4 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

If to the Issuer

China.com Corporation
20th Floor, Citicorp Centre
18 Whitfield Road
Causeway Bay
Hong Kong SAR
Telephone No.:  (852)2893-9100
Facsimile No.:  (852)2893-5245
Attn:  Chief Executive Officer

with a copy to:

Rogers & Wells LLP
8th Floor, Jardine House
1 Connaught Place
Central, Hong Kong
Telephone No.:  852-2844-3500
Facsimile No.:  852-2844-3555
Attn:  Thomas M. Britt, III, Esq.

If to the Subscriber

America Online, Inc.
22000 AOL Way
Dulles, VA 20166
U.S.A.
Telephone No.:  703-448-8700
Facsimile No.:  703-265-2208
Attn:  General Counsel

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt (and confirmed by a copy sent the same day in accordance with clause (i) or
(iii), and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

          SECTION 5.5. Entire Agreement. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

          SECTION 5.6. Amendment. This Agreement may be amended, supplemented or modified only by a written instrument (which may be executed in any number of counterparts) duly executed by or on behalf of each of the Issuer and the Subscriber.

          SECTION 5.7. Waiver. Subject to Section 5.8, any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same term or condition of this Agreement on any future occasion.

          SECTION 5.8. Consents and Waivers by the Subscriber. Any consent of a Subscriber and any waiver by a Subscriber of any provision of this Agreement, shall be in writing (which may be executed in any number of counterparts), and any such consent or waiver so given or taken will be binding on any subsequent assignee or transferee of the Subscriber.

          SECTION 5.9. No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto, their respective successors or permitted assigns and any other Subscriber of Registrable Securities, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to Indemnification hereunder.

          SECTION 5.10. Successors and Assigns. This Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

          SECTION 5.11. Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

          SECTION 5.12. Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

          SECTION 5.13. Remedies. Except as otherwise expressly provided for herein, no remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by any party hereto shall not constitute a waiver by any such party of the right to pursue any other available remedies.

          SECTION 5.14 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS.

          SECTION 5.15. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                          CHINA.COM CORPORATION



                          By:  /s/ Thomas M. Britt, III
                               ---------------------------------------------
                                 Name:  Thomas M. Britt, III
                                 Title:    Attorney-In-Fact




                          AMERICA ONLINE, INC.



                          By:
                              ----------------------------------------------
                                 Name:
                                 Title: